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5.1     Opinion of Jeanette Fitzgerald, Esq.
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                                   November 14, 1997



Camelot Corporation
Camelot Place
17770 Preston Road
Dallas, Texas  75252

Ladies and Gentlemen:

         I am General Counsel for the Camelot and have acted as counsel to Camelot Corporation, a Colorado corporation (the "Company"), in connection with the registration of up to Six Hundred Eighty Thousand Eight Hundred Forty Seven (680,847) shares of the Company's Common Stock (the
"Shares"), as described in the Company's Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission on September 28, 1997 under the Securities Act of 1933, as amended (the "Registration Statement").

         I have examined originals or copies of (i) the Amended and Restated
Certificate of Incorporation of the Company; (ii) the Certificate of
Designation of Preferences of Series K Preferred Stock of the Company;
(iii) the Certificate of Designation of the Debentures of the Company;
(iv) the Bylaws of the Company; (v) certain resolutions of the Board of
Directors of the Company; and (vi) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, I have relied on certificates of officers of the Company and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as I have deemed necessary and relevant as a basis hereof.

         I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to me as originals, the conformity to authentic original documents, certificates and records of all such documentation submitted to me as copies and the truthfulness of all statements of facts contained therein. Based on the foregoing and subject to the limitations set forth herein and having due regard for such legal considerations as I deem relevant, I am of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable shares of the Common Stock.

         The foregoing opinion is based on and limited to the
Corporation Law of the State of Colorado and the relevant federal laws of the
United States, and I express no opinion with respect to the laws of any other jurisdiction.

      I consent to the use of this opinion as an exhibit to the
Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                   Sincerely,
                                  /s/ Jeanette Fitzgerald